EXHIBIT 23.1


                               KYLE L. TINGLE, CPA




                                                                 January 7, 2004



To Whom It May Concern:


The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of this report of November 25, 2003 accompanying the audited financial statements of Domain Registration, Corp., as of December 31, 2001 and December 31, 2002, in the Form 10KSB/A with the U.S. Securities and Exchange Commission.

Very truly yours,


/s/ KYLE L. TINGLE
________________________
Kyle L. Tingle, CPA, LLC











P.O. Box 50141, Henderson, Nevada 89016, Phone: (702) 434-8452, Fax: (702)
436-4218, e-mail: Ktingle@worldnet.att.net